UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2016 (May 25, 2016)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

500 Dallas Street, Suite 1800

Houston, Texas 77002

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 25, 2016, Memorial Production Partners LP (the “Partnership”) entered into an equity distribution agreement (the “Agreement”) by and among the Partnership, Memorial Production Partners GP LLC (the “General Partner”) and Memorial Production Operating LLC (“Operating LLC” and, together with the Partnership and the General Partner, the “Partnership Parties”) and UBS Securities LLC and FBR Capital Markets & Co. (each a “Manager” and, collectively, the “Managers”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through the Managers, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $60 million (the “Common Units”). The sales, if any, of Common Units made under the Agreement will be made by means of ordinary brokers’ transactions through the facilities of the NASDAQ Global Market at market prices, or as otherwise agreed between the Partnership and the Managers.

Under the terms of the Agreement, the Partnership may also sell Common Units from time to time to any Manager as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to a Manager as principal would be pursuant to the terms of a separate terms agreement between the Partnership and such Manager.

The Common Units will be issued pursuant to the Partnership’s effective Registration Statement on Form S-3 (File No. 333-199312).

The Agreement contains customary representations, warranties and agreements by the Partnership Parties, indemnification obligations of the Partnership Parties and the Managers, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

From time to time, certain of the Managers and their affiliates have provided, and may in the future provide, investment banking, financial advisory or other financial services for the Partnership and its affiliates for which they have received, and expect to receive, advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services. Affiliates of certain of the Managers are lenders under the Partnership’s revolving credit facility. To the extent the Partnership uses proceeds from any sales pursuant to the Agreement to repay any indebtedness under the Partnership’s revolving credit facility, such affiliates may receive proceeds from any such sales.

Item 8.01.	Other Events.

Risk Factors Supplement

As part of the filing of this Current Report on Form 8-K, the Partnership intends to revise and supplement its risk factors, including those contained in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015. The risk factor below should be considered together with the other risk factors described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015.

The Partnership’s unitholders will be required to pay taxes on their share of the Partnership’s income, including any cancellation of indebtedness income, even if they do not receive any cash distributions from the Partnership.

Because the Partnership’s unitholders will be treated as partners to whom the Partnership will allocate taxable income, which could be different in amount than the cash that the Partnership distributes, the Partnership’s unitholders will be required to pay any federal income taxes and, in some cases, state and local income taxes on their share of the Partnership’s taxable income, including the Partnership’s taxable income associated with a disposition of property or cancellation of debt (“COD”), even if they receive no cash distributions from the Partnership. The Partnership’s unitholders may not receive cash distributions from the Partnership equal to their share of its taxable income or even equal to the actual tax liability that results from that income.

In response to current market conditions, the Partnership may engage in transactions to de-lever the Partnership and manage its liquidity that would result in income and gain to the Partnership’s unitholders without a corresponding cash distribution. For example, the Partnership may sell assets and use the proceeds to repay existing debt or fund capital expenditures, in which case, unitholders would be allocated taxable income and gain resulting from the sale without receiving a cash distribution or may exceed the amount of any distribution the Partnership might pay in any given year. Further, the Partnership may pursue other opportunities to reduce its existing debt, such as debt exchanges, debt repurchases, or modifications and extinguishment of its existing debt that would result in COD income being allocated to the Partnership’s unitholders as ordinary taxable income. Unitholders may be allocated such COD income, and income tax liabilities arising therefrom may exceed the current value of a unitholder’s investment in the Partnership. The ultimate tax effect of any such income allocations will depend on the unitholder’s individual tax position, including, for example, the availability of any current or suspended passive losses that may offset some portion of the allocable COD income. Unitholders are encouraged to consult their tax advisors with respect to the consequences to them of COD income.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated May 25, 2016, among Memorial Production Partners LP, Memorial Production Partners GP LLC, Memorial Production Operating LLC and UBS Securities LLC and FBR Capital Markets & Co.

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Common Units

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: May 25, 2016	By:	/s/ Jason M. Childress
Jason M. Childress
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated May 25, 2016, among Memorial Production Partners LP, Memorial Production Partners GP LLC, Memorial Production Operating LLC and UBS Securities LLC and FBR Capital Markets & Co.

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Common Units

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1 hereto)